CERTIFICATION OF INTERIM CHIEF EXECUTIVE OFFICER
AND INTERIM CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Frontera Group Inc (the “Company”) for the quarter ended December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Andrew De Luna, Interim Chief Executive Officer of the Company, certifies that, to the best of my knowledge:

(1)	the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	all information contained in the Report fairly presents, in all material respects, the Company’s financial condition and results of operations.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: February 21, 2023

/s/ Andrew De Luna
Andrew De Luna
Interim Chief Executive Officer
(Principal Executive Officer)